                                                                    EXHIBIT 10.7
                                      LEASE




                               eFUNDS CORPORATION
                                   (Landlord)



                         DELUXE FINANCIAL SERVICES, INC.
                                    (Tenant)


                         3050 South 35th Street, Suite D
                                Phoenix, AZ 85034
                                   (Location)




                                                                 Execution Date:
                                                                   May    , 2000

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

   LEASE.....................................................................1
ARTICLE I.  BASIC LEASE PROVISIONS AND EXHIBITS..............................1
   1.1.  Basic Lease Provisions..............................................1
Landlord:       Attn:  Kath Steuer...........................................1
   1.2   Exhibits............................................................2
ARTICLE II.  DEFINITIONS.....................................................2
   2.1.  Definitions.........................................................2
ARTICLE III.  TERM...........................................................5
   3.1.  Initial Term........................................................5
   3.2.  Extension Options...................................................5
   3.3    Early Termination Option...........................................5
ARTICLE IV.  MONETARY OBLIGATIONS............................................5
   4.1.  Monthly Gross Rent..................................................5
   4.2.  Taxes, Insurance, Operating Expenses and Utilities..................5
ARTICLE V.  USE; QUIET ENJOYMENT.............................................6
   5.1.  Use.................................................................6
   5.2.  Quiet Enjoyment.....................................................6
ARTICLE VI.  OPERATIONAL MATTERS.............................................6
   6.1.  Operation, Repairs and Maintenance..................................6
   6.2.  Common Areas........................................................6
   6.3.  Cafeteria...........................................................6
   6.4.  No Waste; Maintenance of Tenant's Personal Property.................7
   6.5.  Compliance with Laws................................................7
   6.6.  Signs...............................................................7
   6.7.  Alterations.........................................................7
   6.8.  Utilities...........................................................7
   6.9.  Entry by Landlord...................................................8
   6.10. Communication Equipment.............................................8
   6.11. Interruption of Business............................................8
   6.12. Parking.............................................................8
ARTICLE VII.  TRANSACTIONS...................................................8
   7.1.  Assignment and Subletting...........................................8
   7.2.  Subordination and Nondisturbance....................................9
   7.3.  Estoppel Certificates...............................................9
ARTICLE VIII.  RISK SHIFTING.................................................9
   8.1.  Indemnification.....................................................9
   8.2.  Liability Insurance.................................................9
   8.3.  Landlord's Property Insurance......................................10
   8.4.  Tenant's Property Insurance........................................10
   8.5.  Waiver of Insurable Claims.........................................10
ARTICLE IX.  CASUALTY.......................................................11
   9.1.  Damage or Destruction..............................................11
ARTICLE X.  EMINENT DOMAIN..................................................11
   10.1. Eminent Domain.....................................................11
ARTICLE XI.  DEFAULTS.......................................................12
   11.1. Tenant Defaults....................................................12
   11.2. Landlord Defaults..................................................12

ARTICLE XII.  MISCELLANEOUS.................................................13
   12.1. Waiver of Lease Provisions.........................................13
   12.2. Surrender..........................................................13
   12.3. Holding Over.......................................................13
   12.4. Notices............................................................13
   12.5. Governing Law......................................................14
   12.6. Entire Agreement...................................................14
   12.7. Successors and Assigns.............................................14
   12.8. Consent Not Unreasonably Withheld..................................14
   12.9. Short Form Lease...................................................14
   12.10.Attorneys' Fees....................................................14


EXHIBITS

Exhibit A    Legal Description of the Premises

Exhibit B    Site Plan Showing the Location of the Premises, the Building and
             the Project

Exhibit C    Floor Plan of Premises

                                      LEASE
                                      -----

                                   ARTICLE I.
                       BASIC LEASE PROVISIONS AND EXHIBITS

     THIS LEASE is entered into as of May , 2000, between eFUNDS CORPORATION, a Delaware corporation ("Landlord") and Deluxe Financial Services, Inc., a Delaware corporation ("Tenant").

     1.1. Basic Lease Provisions.
          ----------------------

Address of                 Real Estate Department
Landlord:                  Attn:  Kath Steuer
                           eFunds Corporation
                           400 West Deluxe Parkway
                           Glendale, WI 53212-0536
                           Phone:  414.341.5800
                           Fax:  . 414.341.5075

                           Legal Department
                           Attn:  Anita Jansson
                           EFunds Corporation
                           400 West Deluxe Parkway
                           Glendale, WI  53212-0536
                           Phone:  414.341.5656
                           Fax:  414.341.5075

Address of                 Real Estate Department
Tenant:                    Attn:  Jim Peters
                           Deluxe PPS
                           1005 Gramsie Road
                           Shoreview, MN  55126
                           Phone:  651.483.7948
                           Fax :  651.481.4345

                           Legal Department
                           Attn:  Sharon Maylath
                           Deluxe PPS
                           3680 North Victoria Street
                           Shoreview, MN  55126
                           Phone:  651.483.7120
                           Fax:  651.787.2749

                           Customer Care Center
                           Attn:  Tracy Geiger
                           Deluxe PPS
                           3050 South 35th Street; Suite B
                           Phoenix, AZ  85034
                           Phone:  602.431.2502
                           Fax:  602.431.2514

Address of                 3050 South 35th Street; Suite B
Premises:                  Phoenix, AZ  85034

Premises:                  The space crosshatched on Exhibit C, containing
                           approximately 50,337 Rentable Square Feet.

Initial Term: The term shall commence on the date of the initial offering of shares in the Landlord to the public (the "IPO Date"), and shall expire on the date which is one (1) day prior to the date which is three
                           (3) years after the Rent Commencement Date.

Extension                  Two (2) options of One (1) year each, as described in
Options:                   Section 3.2.

Annual Gross
Rent Per                   Initial Term -                    $ 27.75/RSF
Rentable Square            First Extension Term -            $ 29.30/RSF
Foot:                      Second Extension Term -           $ 30.15/RSF

     1.2. Exhibits. The exhibits enumerated in the Table of Contents and attached to this Lease are incorporated in this Lease by this reference.

                                   ARTICLE II.
                                   DEFINITIONS

     2.1. Definitions. In this Lease:

          (a) "Annual Gross Rent" means the amount set forth in the following schedule:

                                                              Annual Gross Rent
                                                                Rent per Square        Annual Gross
         From and After:            Until and including:           Foot:                   Rent:
         --------------             --------------------      ------------------       ------------
         Rent Commencement          The last day of the            $27.75/RSF            $1,396,852
         Date                       Initial Term

         The first day of the       The last day of the first      $29.30/RSF            $1,474,874
         first Extension Term       Extension Term

         The first day of the       The last day of the            $30.15/RSF            $1,517,660
         second Extension           second Extension Term
         Term

          (b) "Article" means an article of this Lease.

          (c) "Basic Lease Provisions" means those essential lease provisions defined in Section 1.1.

          (d) "Building" means the building in which the Premises are located.

          (e) "Casualty" means a fire, explosion, tornado or other cause of damage to or destruction of the Project or the Premises.

          (f) "City" means the City of Phoenix, Arizona.

          (g) "Common Areas" means those areas of the Building and the Project intended for the common use and enjoyment of Landlord, Tenant and Landlord's other tenants, including, without limitation, the cafeteria, sidewalks, driveways and parking areas shown on Exhibit B and Exhibit C.

          (h) "Excusable Delays" means a delay occasioned by a strike, lockout, riot, act of God, or any other cause or causes, whether similar or dissimilar to those enumerated, beyond Landlord's reasonable control. When this Lease extends a deadline by reason of an Excusable Delay, the deadline will be extended by a period of time equal to the duration of the Excusable Delay, unless specified otherwise.

          (i) "Extension Option" means either of the two (2) options to extend this Lease for one (1) year each, as described in Section 3.2.

          (j) "Extension Term" means either of the two (2) periods for which the Initial Term may be extended, as described in Section 3.2.

          (k) "Initial Term" means the Term without taking into account the exercise of any Extension Option for any Extension Term, as specifically defined in Section 1.1.

          (l) "Interest Rate" means the per annum reference rate, as publicly announced from time to time by U.S. Bank National Association, plus two percent (2%) per annum.

          (m) "Laws" means all Federal, state and local laws, ordinances, rules and regulations.

          (n) "Monthly Gross Rent" means the Annual Gross Rent divided by twelve.

          (o) "Normal Business Hours" means 5:00 a.m. to 9:00 p.m. Monday through Friday, and 5 a.m. to 7 p.m. on Saturday, excepting New Years Day, Easter, Thanksgiving and Christmas. Landlord and Tenant hereby acknowledge that Arizona does not recognize daylight savings time.

          (p) "Project" means the Building and the land described on the attached Exhibit A on which the Building is located.

          (q) "Rent Commencement Date" means the first day of the first month following the IPO Date.

          (r) "Rentable Square Foot" means a unit of one square foot of a Rentable Square Foot Area.

          (s) "Rentable Square Foot Area" means that number of enclosed square feet of the pertinent space actually available for occupancy by a tenant or occupant, measured as of the Rent Commencement Date using the most current BOMA standard (Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-1996).

          (t) "Section" means a section of this Lease.

          (u) "Taking" means acquisition by a public authority having the power of eminent domain of all or part of the Project by condemnation or conveyance in lieu of condemnation.

          (v) "Term" means the Initial Term, as the same may be extended pursuant to Section 3.2. The Term will include any Extension Term with respect to which an Extension Option has been exercised.

                                  ARTICLE III.
                                      TERM

     3.1. Initial Term. Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, for the Initial Term, under the terms and conditions of this Lease. Tenant accepts the Premises in their "as is" condition.

     3.2. Extension Options. Tenant has two (2) Extension Options to extend the Term for one (1) year each, if Tenant notifies Landlord in writing at least six
(6) months prior to the expiration of the Term, as the same may have been previously extended. Tenant may not exercise its second Extension Option for the second Extension Term if it has not exercised its first Extension Option for the first Extension Term. If Tenant exercises any of its Extension Options, this Lease will be in full force and effect during the Term, as so extended, subject to all of the terms and conditions of this Lease, except that the Annual Gross Rent per Rentable Square Foot will be as set forth in the Basic Lease Provisions.

     3.3 Early Termination Option. Notwithstanding any other provision in this Lease to the contrary, Tenant may terminate this Lease upon twelve (12) months' written notice to Landlord. If this Lease is terminated pursuant to this Section 3.3, Monthly Gross Rent shall be paid by Tenant on a pro rata basis for any partial calendar month preceding and including the termination date.


                                   ARTICLE IV.
                              MONETARY OBLIGATIONS

     4.1. Monthly Gross Rent. Tenant will pay the Monthly Gross Rent to Landlord at the Address of Landlord, or such other place as Landlord may designate, in advance on the first day of each month during the Term, commencing on the Rent Commencement Date, without demand, deduction or setoff, except as provided otherwise in this Lease. All amounts to be paid by Tenant to Landlord under this Lease will be deemed to be rent for purposes of payment and collection.

     4.2. Taxes, Insurance, Operating Expenses and Utilities . Landlord agrees to pay all real estate taxes, special assessments, insurance costs (except for the insurance Tenant is required to carry under this Lease), operating expenses and utilities related to the Project, the Building and the Premises (except expenses related to telecommunications). The Monthly Gross Rent is a "gross" rent inclusive of all operating expenses and Tenant shall have no further monetary obligation to Landlord under this Lease, except as specifically provided herein. Notwithstanding the foregoing, if a special assessment is levied in excess of $10,000 against the Project, Tenant shall be responsible for and shall pay Landlord an amount equal to the amount of the special assessment due each year during the Term with respect to the Building, multiplied by Tenant's proportionate square footage share of the Building, at the time any such special assessment payments are due. Tenant shall have no responsibility to pay for special assessments levied against the Project by reason of Landlord's further construction of improvements on the Project or special assessments levied at Landlord's request. If special assessments are levied and some portion are Tenant's responsibility, and such payments may be paid, at Landlord's election, in one lump sum or over a period of years, Tenant shall only be required to pay for such special assessments in an amount and on such schedule as it would have been required to pay if Landlord had elected to payment over a period of time.


                                   ARTICLE V.
                              USE; QUIET ENJOYMENT

     5.1. Use. The Premises shall be used and occupied by Tenant solely for operation of an office or call center facility, and for no other purpose, and such use and occupancy shall be in compliance with all Laws. The Premises shall not be used in such manner that, in accordance with any requirement of Law, Landlord shall be obligated to make any addition or alteration to the Project or the Building.

     5.2. Quiet Enjoyment. If Tenant pays the Monthly Gross Rent and performs all of Tenant's obligations under this Lease, Landlord promises that Tenant may peaceably and quietly possess and enjoy the Premises under this Lease.


                                   ARTICLE VI.
                               OPERATIONAL MATTERS

     6.1. Operation, Repairs and Maintenance. Throughout the Term, Landlord shall, at Landlord's sole cost and expense, take good care of the Project, the Building and the Premises, including the roof of the Building, and shall put and keep the same in good order, condition and repair, and shall make all repairs thereto, interior and exterior, structural and non-structural, ordinary and extraordinary, and foreseen and unforeseen, all as may be necessary to keep the Project, the Building and the Premises and the fixtures, appurtenances, and installations therein contained in good order and condition and in compliance with all Laws. When used in this Lease, the term "repairs" shall include all replacements, renewals, alterations, additions and betterments, when necessary and appropriate. Landlord shall also provide daily janitorial service to the Premises and the Common Areas.

     6.2. Common Areas. Landlord shall not restrict Tenant's rights to make use of the Common Areas, except pursuant to such reasonable rules promulgated from time to time by Landlord and applicable to all parties using the Building.

     6.3. Cafeteria. Tenant acknowledges that although there is currently a cafeteria in the Building, there is no obligation on the part of Landlord to expend any funds to continue food service therein, except for the provision of tables, chairs and vending machines, and other duties imposed on Landlord by virtue of its obligations to maintain, repair and clean the Common Areas.

     6.4. No Waste; Maintenance of Tenant's Personal Property. Tenant shall not do, permit or suffer to be committed any waste or damage, disfigurement or injury to the Premises, or any part or portion thereof. Tenant shall maintain its furniture, trade fixtures and equipment located within the Premises at Tenant's sole cost and expense.

     6.5. Compliance with Laws. Tenant will, at its expense, promptly comply with all Laws, now or subsequently pertaining to Tenant's particular use (as opposed to mere occupancy) of the Premises.

     6.6. Signs. Landlord agrees that Tenant may add Tenant's lettering/type face to the existing monument sign on the north side of the Building (at the 35th Street entry), which sign may be the maximum size permitted by the City. Tenant will specify the size, specifications and colors of the sign, subject to approval by the City. Landlord will not unreasonably withhold its consent to any changes in Tenant's sign or other signs requested by Tenant.

          6.6.1 Temporary Signs. Landlord acknowledges that the Tenant currently has a temporary "Now Hiring" sign affixed at the east end of the north face of the Building. Tenant will be required to comply with all applicable codes of the business park and governing boards as to the size, design and duration such sign may be displayed.

     6.7. Alterations. Tenant will not make any alterations, additions or improvements in or to the Premises without first obtaining the written consent of Landlord, which consent will not be unreasonably withheld or delayed. Tenant will pay for any labor, services, materials, supplies or equipment furnished to Tenant in or about the Premises, and will pay and discharge any mechanic's, materialmen's or other lien against the Premises resulting from Tenant's failure to make such payment, or will contest the lien and deposit with Landlord, or an escrow agent or title insurance company, cash equal to 125% of the amount of the lien, or otherwise post security sufficient to release the Project from such lien. If the lien is reduced to final judgment and all appeals are exhausted or waived, Tenant will discharge the judgment and may use any cash deposited with Landlord for such purpose, and Landlord will return all remaining cash deposited by Tenant. Landlord may post notices of nonresponsibility on the Premises as provided by law.

     6.8. Utilities. Landlord agrees to provide, at Landlord's sole expense, during the Term all services currently being furnished to the Premises, including heating, cooling and ventilating to keep the Premises comfortable for office purposes during Normal Business Hours, water, sanitary sewer, and electricity for normal office uses. Tenant shall pay provider directly for any internet connection, telephone connection, and future add on internet services.

     6.9. Entry by Landlord. Landlord and its agents and contractors will have the right to enter the Premises at reasonable times for inspecting or repairing the Premises, upon not less than 24 hours' prior written notice to Tenant (except in an emergency) and, at Tenant's election, if accompanied by an escort provided by Tenant (except in an emergency), but Landlord will have no obligation to make repairs, alterations or improvements except as expressly provided in this Lease. During the last 180 days of the Term, Landlord will have the right to enter the Premises at reasonable times, subject to the same prior notice requirements set forth in the preceding sentence, for the purpose of exhibiting the Premises for leasing, provided such entry does not unreasonably interfere with Tenant's use of the Premises.

     6.10. Communication Equipment. Tenant will be entitled to place, at Tenant's expense, a satellite dish or dishes and other communication equipment on the roof of the building as needed for the conduct of Tenant's business. Tenant agrees to comply with any screening requirements of the City and any reasonable screening requirements of Landlord in connection with the installation of any such communication equipment. Tenant agrees to use Landlord's roofing contractor if Tenant penetrates the roof in connection with the installation of any such communication equipment. Placement of such communication equipment shall be subject to Landlord's approval, which approval shall not be unreasonably withheld. Upon expiration of the Term, or at any earlier time upon any removal of such communication equipment, Tenant agrees to pay all costs related to removal of such communication equipment and repair of the roof, if such removal damages the roof.

     6.11. Interruption of Business. Notwithstanding any Excusable Delay, if an interruption or impairment of utilities or services provided by Landlord materially impairs Tenant's ability to conduct its business and Tenant closes its business in the Premises by reason thereof and such impairment and closure continues for three (3) consecutive days, beginning after the end of such 3-day period, all rent will abate until such utilities or services are reasonably restored to an extent to render the Premises tenantable. Landlord will use reasonable efforts to cause such utilities or services to be restored as soon as possible.

     6.12. Parking. Tenant may, during the Term, use up to 200 of the unreserved parking spaces located in the Common Areas shown on Exhibit B on a non-exclusive basis, and 15 visitor parking spaces at the Suite B entrance to the Building, upon the same terms and conditions as Landlord and Landlord's other tenants may use such parking spaces.


                                  ARTICLE VII.
                                  TRANSACTIONS

     7.1. Assignment and Subletting. With Landlord's prior written consent, which consent will not be unreasonably withheld or delayed, Tenant may assign or sublet all or any part of the Premises for any permitted use at any time during the Term. Tenant acknowledges that it would be reasonable for Landlord to withhold such consent if the proposed assignee or subtenant were a competitor of Landlord.

     7.2. Subordination and Nondisturbance. At the request of any mortgagee or ground lessor, this Lease will be subject and subordinate to any mortgage or ground lease which may now or in the future encumber the Project, and Tenant will execute, acknowledge and deliver to Landlord any document requested by Landlord to evidence the subordination. Any such future subordination by Tenant will be subject to Tenant receiving a nondisturbance agreement from the party to whom it is subordinating, which nondisturbance agreement will recognize the rights of Tenant under this Lease so long as Tenant is not in default.

     7.3. Estoppel Certificates. Within 20 days after written request from either party, the other party will execute, acknowledge and deliver a document furnished by the requesting party, which statement may be relied upon by the requesting party and third parties, stating (a) that this Lease is unmodified and in full force and effect (or if modified, that this Lease is in full force and effect as modified and stating the modifications), (b) the dates to which rent and other charges have been paid, (c) the current Monthly Gross Rent, (d) the dates on which the Term begins and ends, (e) the existence of any unexpired Extension Options, (f) that Tenant has accepted the Premises and is in possession, (g) that neither Landlord nor Tenant is in default under this Lease, or specifying any such default, and (h) such other and further information as may be reasonably requested.


                                  ARTICLE VIII.
                                  RISK SHIFTING

     8.1. Indemnification. Tenant agrees to indemnify, defend, and hold harmless Landlord and its officers, directors, shareholders, partners, employees and agents from and against all third party claims of whatever nature to the extent arising from the negligent acts or willful misconduct of Tenant, or Tenant's contractors, licensees, officers, partners, agents or employees, including reasonable attorneys' fees. Landlord agrees to indemnify, defend, and hold harmless Tenant and its officers, directors, shareholders, partners, employees and agents from and against all third party claims of whatever nature to the extent arising from the negligent acts or willful misconduct of Landlord or Landlord's contractors, licensees, officers, partners, agents or employees, including reasonable attorneys' fees.

     8.2. Liability Insurance. Landlord and Tenant each agree during the Term to maintain adequate liability and other insurance with duly qualified, reputable insurers authorized to do business in the state in which the Premises are located and, upon request, to furnish the other with certificates of insurance properly executed by their respective insurance companies evidencing the insurance policies in effect, which certificates will agree to provide thirty
(30) days' notice to the other party in the event of cancellation of such coverage. The minimum insurance coverages to be maintained by both parties will be as follows:

          (a) Commercial general liability insurance, including coverage against claims for bodily injury, death and property damage or personal injury occurring in or about the Project, affording minimum limits of Two Million Dollars ($2,000,000.00) with respect to bodily injury, personal injury, death or property damage occurring or resulting from one occurrence and aggregate limits of not less than $3,000,000; and

          (b) Workers' compensation insurance in accordance with the statutory requirements of the state where the Project is located and employer's liability insurance with limits not less than as follows:

                 Bodily injury by accident:        $1,000,000 each accident
                 Bodily injury by disease:         $1,000,000 policy limit
                 Bodily injury by disease:         $1,000,000 each employee

     8.3. Landlord's Property Insurance. Landlord agrees that it will keep the Project insured against loss or damage by those perils covered by the Insurance Services Office Special Cause of Loss Form or with "all risks" coverage, including, malicious mischief and vandalism, and boiler and machinery coverage, in an amount sufficient to prevent Landlord from being a co-insurer under the terms of the applicable policies, but in any event, in an amount not less than one-hundred percent (100%) of the full replacement value of the Project, as determined from time to time. Such insurance will be issued by financially responsible insurers duly authorized to do business in the state where the Project is located.

     8.4. Tenant's Property Insurance. Tenant agrees to maintain, at its own expense, insurance against loss or damage by those perils covered by the Insurance Services Office Special Cause of Loss Form or with all risk coverage, including malicious mischief and vandalism, on Tenant's personal property located at the Premises. Nothing contained in this Section 8.4 will be construed as creating any liability or responsibility on the part of Landlord for the adequacy of insurance coverage on Tenant's personal property.

     8.5. Waiver of Insurable Claims. Notwithstanding anything contained in this Lease to the contrary, Landlord and Tenant release each other and the other's agents and employees from any liability for loss or damage by fire or other casualty coverable by the Insurance Services Office Special Cause of Loss Form or a standard form of "all risks" insurance policy, whether or not the loss or damage resulted from the negligence of the other, its agents or employees. Each party will use reasonable efforts to obtain policies of insurance which provide that this release will not adversely affect the rights of the insureds under the policies. The releases in this Section 8.5 will be effective whether or not the loss was actually covered by insurance.

                                   ARTICLE IX.
                                    CASUALTY

     9.1. Damage or Destruction. If the Premises or Project are damaged by Casualty, the damage (excluding damage to Tenant's personal property) will be repaired by Landlord at its expense to a condition as near as reasonably possible to the condition prior to the Casualty. Landlord will begin repairs within 30 days after the Casualty and complete the repairs within 120 days after the Casualty, subject to Excusable Delays. If Landlord fails to begin or complete the repairs as required, Tenant may give Landlord notice to do so. If Landlord has not begun the repairs or completed the repairs, as applicable, within 30 days after Tenant's notice, Tenant may terminate this Lease by written notice to Landlord given within 30 days after expiration of the 30-day period. If this Lease is terminated because of the Casualty, rents and other payments will be prorated as of the later of the date of such Casualty or the date when Tenant ceased doing business in the Premises and will be proportionately refunded to Tenant or paid to Landlord, as the case may be. During any period in which the Premises or any portion of the Premises are made untenantable as a result of the Casualty (whether or not the Premises themselves were damaged by the Casualty), all rent will be abated for the period of time untenantable, plus thirty (30) days for Tenant to reopen all of the Premises after the completion of Landlord's repairs, in proportion to the Rentable Square Foot Area made untenantable as a result of the Casualty. In addition, if the Casualty occurs less than twelve (12) months prior to the end of the Term, as the same may have been extended, Tenant may terminate this Lease as of the Casualty if the Premises may not reasonably be made tenantable within 30 days after the Casualty.


                                   ARTICLE X.
                                 EMINENT DOMAIN

     10.1. Eminent Domain. If there is a Taking of 25% or more of the Premises, 25% or more of the total Rentable Square Foot Area of the Project, 25% or more of the parking spaces in the Project, either party may terminate this Lease as of the date the public authority takes possession, by written notice to the other party within 30 days after the Taking. If this Lease is so terminated, any rents and other payments will be prorated as of the termination and will be proportionately refunded to Tenant, or paid to Landlord, as the case may be. All damages, awards and payments for the Taking will belong to Landlord regardless of the basis upon which they were made or awarded, except that Tenant will be entitled to any amounts specifically awarded by the condemning authority to Tenant for relocation, damage to Tenant's property or business loss. If this Lease is not terminated as a result of the Taking, Landlord will restore the remainder of the Premises to a condition as near as reasonably possible to the condition prior to the Taking (excluding Tenant's personal property) and all rent will be abated for the period of time the space is untenantable in proportion to the square foot area untenantable.

                                   ARTICLE XI.
                                    DEFAULTS

     11.1. Tenant Defaults. If (a) Tenant defaults in the payment of rent or other amounts under this Lease and the default continues for 10 days after written notice by Landlord to Tenant, (b) Tenant defaults in any other obligation under this Lease and the default continues for 30 days after written notice by Landlord to Tenant (unless such default is of a nature that cannot be cured within such 30 day period, in which case Tenant will have such time to cure the default as is reasonably necessary, provided Tenant commences to cure such default within the original 30 day period and continues to diligently and continuously pursue the cure thereof to completion), (c) any proceeding is begun by or against Tenant to subject the assets of Tenant to any bankruptcy or insolvency law or for an appointment of a receiver of Tenant or for any of Tenant's assets and with respect to a proceeding against Tenant is not discharged within 60 days, or (d) Tenant makes a general assignment of Tenant's assets for the benefit of creditors, then Landlord may, with or without terminating this Lease, cure the default and charge Tenant all costs and expenses of doing so, and Landlord also may, by process of law, re-enter the Premises, remove all persons and property, and regain possession of the Premises, without waiver or loss of any of Landlord's rights under this Lease, including Landlord's right to payment of Monthly Gross Rent. Landlord also may terminate this Lease as to all future rights of Tenant. Tenant waives any right of restoration to possession of the Premises after re-entry, notice of termination, or judgment for possession. If this Lease is terminated under this
Section 11.1, Tenant will indemnify Landlord against all loss of rents and other costs and damages which Landlord may incur as a result of the termination for the remainder of the Term, and against all related reasonable attorneys' fees, brokerage fees and other expenses, including, without limitation, the cost of preparing the Premises for re-letting. If Tenant defaults in any of its obligations under this Lease, it will promptly reimburse Landlord for all costs (including, without limitation, reasonable attorneys' fees) incurred by Landlord in enforcing Tenant's obligations, whether or not this Lease is terminated and whether or not suit is brought. No right or remedy will preclude any other right or remedy, no right or remedy will be exclusive of or dependent upon any other right or remedy, and any right or remedy may be exercised independently or in combination.

     11.2. Landlord Defaults. If Landlord fails or neglects to keep and perform any of the covenants or agreements in this Lease on the part of Landlord to be kept and performed, Tenant may notify Landlord thereof and if Landlord does not cure such default within thirty (30) days (or such shorter period as may be reasonable under the circumstances, in the event of an emergency) after the date of receiving such notice (or if the default is of such a character as to require more than thirty (30) days to cure, Landlord does not commence to cure such default within thirty (30) days and proceed with the cure with reasonable diligence), Tenant may, in addition to all other remedies now or hereafter afforded or provided by law, perform such covenant or agreement for or on behalf of Landlord or make good any such default, and any amount or amounts which Tenant advances on Landlord's behalf will be repaid by Landlord to Tenant on demand, together with interest thereon at the Interest Rate from the date of such advance to the repayment thereof in full, and if Landlord does not repay any such amount or amounts upon demand, Tenant may, without forfeiture of its rights under this Lease, deduct the same, together with interest thereon as provided above, from the next installment or installments of rent to accrue under this Lease.


                                  ARTICLE XII.
                                  MISCELLANEOUS

     12.1. Waiver of Lease Provisions. No waiver of any provision of this Lease will be deemed a waiver of any other provision or a waiver of that same provision on a subsequent occasion. The receipt of rent by Landlord with knowledge of a default under this Lease by Tenant will not be deemed a waiver of the default. Landlord will not be deemed to have waived any provision of this Lease unless it is done by express written agreement of Landlord. Any payment by Tenant and acceptance by Landlord of a lesser amount than the full amount of all rent then due will be applied to the earliest rent due. No endorsement or statement on any check or letter for payment of rent or other amount will be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to its right to recover the balance of any rent or other payment or to pursue any other remedy provided in this Lease.

     12.2. Surrender. On expiration of the Term or sooner termination of this Lease, Tenant will return possession of the Premises to Landlord, without notice from Landlord, in good order and condition, except for ordinary wear and damage, Casualty or conditions Tenant is not required to remedy under this Lease. If Tenant does not so return possession of the Premises to Landlord, Tenant will pay Landlord all resulting damages Landlord may suffer and will indemnify Landlord against all claims made by any new tenant of all or any part of the Premises. Any property left in the Premises after expiration or termination of this Lease will be deemed abandoned by Tenant and will be the property of Landlord to dispose of as Landlord chooses, at Tenant's sole cost and expense.

     12.3. Holding Over. If Tenant remains in possession of the Premises after expiration of the Term without a new lease, it may do so only with the consent of Landlord, and any such holding over will be from month-to-month, subject to all the same provisions of this Lease, except that the rental rate will be 125% of the then Monthly Gross Rent. The month-to-month occupancy may be terminated by Landlord or Tenant on the last day of any month by at least 30 days prior written notice to the other.

     12.4. Notices. Any notice under this Lease will be in writing, and will be sent by prepaid certified mail or reputable overnight courier or by facsimile confirmed by certified mail or reputable overnight courier, addressed to Tenant at the Address of Tenant, and to Landlord at the Address of Landlord, or to such other address as is designated in a notice given under this Section 12.4, which change of address will be effective 10 days after the giving of notice of such change. A notice will be deemed given on the date of first attempted delivery (if sent by certified mail or overnight courier) or upon completed facsimile transmission to the proper fax number. Routine mailings by either party may be sent by regular mail.

     12.5. Governing Law. This Lease will be construed under and governed by the laws of state in which the Premises are located. If any provision of this Lease is illegal or unenforceable, it will be severable and all other provisions will remain in force as though the severable provision had never been included.

     12.6. Entire Agreement. This Lease contains the entire agreement between Landlord and Tenant regarding the Premises. This Lease may be modified only by an agreement in writing signed by Landlord and Tenant. No surrender of the Premises, or of the remainder of the Term, will be valid unless accepted by Landlord in writing. This Lease was thoroughly negotiated by Landlord and Tenant and no inference will be drawn based on which party drafted the original version of this Lease.

     12.7. Successors and Assigns. All provisions of this Lease will be binding on and for the benefit of the successors and assigns of Landlord and Tenant, except that no person or entity holding under or through Tenant in violation of any provision of this Lease will have any right or interest in this Lease or the Premises.

     12.8. Consent Not Unreasonably Withheld. Landlord and Tenant agree that whenever under this Lease provision is made for securing the consent or approval of the other, such consent or approval will not be unreasonably withheld or delayed. If either party believes the other has unreasonably withheld or delayed its consent or approval, an action for declaratory judgment or specific performance will be the sole right and remedy in any dispute as to whether the other has breached such obligation.

     12.9. Short Form Lease. Upon the request of either Landlord or Tenant, Landlord and Tenant will enter into a Short Form Lease, in recordable form, which will set forth the parties to this Lease, the Premises, the Initial Term and the Extension Options, but will incorporate the balance of this Lease only by reference. Either party, at its cost, may record such a Short Form Lease.

     12.10. Attorneys' Fees. In any dispute between Landlord and Tenant, the reasonable attorneys' fees of the prevailing party will be paid by the non-prevailing party.

     Landlord and Tenant have executed this Lease to be effective as of the date stated in the first paragraph of this Lease.

                                       Landlord:

                                       eFUNDS CORPORATION

                                       By________________________________
                                           Its______________________________


                                       Tenant:

                                       DELUXE FINANCIAL SERVICES, INC.

                                       By________________________________
                                           Its______________________________